3,800,000 Shares

                                  CONSECO, INC.
                            (an Indiana corporation)

                 Preferred Redeemable Increased Dividend Equity
           Securities(SM), 7% PRIDES(SM), Convertible Preferred Stock

                  (Stated Liquidation Value $61.125 Per Share)


                               PURCHASE AGREEMENT



                                                               January 17, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
DEAN WITTER REYNOLDS INC.
SALOMON BROTHERS INC
  As Representatives of the several Underwriters
  c/o Merrill Lynch & Co.
          5500 Sears Tower
          Chicago, Illinois  60606

Dear Sirs:

         Conseco, Inc., an Indiana corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Dean Witter Reynolds Inc. ("Dean Witter") and Salomon Brothers Inc, as representatives (in such capacity, collectively, the "Representatives") of the several Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock, stated liquidation value $61.125 per share (the "PRIDES"), set forth in Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 570,000 additional shares of PRIDES to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The aforesaid 3,800,000 shares of PRIDES (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 570,000 shares of PRIDES subject to the over-allotment option described in
Section 2(b) hereof (the "Option Securities") are collectively referred to herein as the "Securities".

         Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-53095) and pre-effective amendment nos. 1, 2, 3 and 4 thereto covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the Pricing Agreement. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement, as so amended, including the exhibits and schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Pricing Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Purchase Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Pricing Agreement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         Section 1.  Representations and Warranties of the Company.

         (a) The Company represents and warrants to each Underwriter, as of the date hereof and as of the date of the Pricing Agreement (such later date being hereinafter referred to as the "Representation Date"), that:

                   (i) The Company meets the requirements for use of Form S- 3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, and at the time of effectiveness and at the Representation Date, the Registration Statement and any Rule 462(b)

Registration Statement and the Prospectus conformed and will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement became effective (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriters for such use) and at the Representation Date and at the Closing Time referred to in Section 2, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

                  (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and at the time of filing or as of the time of any subsequent amendment, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; and any additional documents deemed to be incorporated by reference in the Registration Statement or the Prospectus will, if and when they are filed with the Commission, or when amended, as appropriate, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading after the date hereof; provided, however, (x) that the representations and warranties in this subsection shall not apply to statements contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus and (y) for purposes of this subsection, there shall be excluded any statements in such documents incorporated or to be incorporated by reference deemed not to be incorporated by reference as provided in Rule 412 under the 1933 Act.

                 (iii) Coopers & Lybrand, the accountants who certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement, are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be included therein. The ratios of earnings to fixed charges (including preferred stock dividends) included in the Prospectus have been calculated in compliance, in all material respects, with Item 503(d) of Regulation S-K of the Commission. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                   (v)  The  statutory  financial  statements  of  each  of  the
Company's insurance subsidiaries, from which certain ratios and other statistical data contained in the Registration Statement have been derived, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners, and with respect to each insurance subsidiary, the appropriate Insurance Department of the state of domicile of such insurance subsidiary, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as disclosed therein.

                  (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated or contemplated therein, (A) there has been no material adverse change and no development which would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material to the Company and its subsidiaries, considered as one enterprise, other than those entered into in the ordinary course of business, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
                 (vii) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus or in the Company's Annual Report filed on Form 10-K for the year ended December 31, 1994; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

                (viii) Each of the subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus or in the Company's Annual Report filed on Form 10-K for the year ended December 31, 1994; and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and all such shares are owned by the Company or by a subsidiary of the Company, except as set forth in a letter previously delivered by the Company to you.

                  (ix) The Company and each of its subsidiaries hold all material licenses, certificates and permits from governmental authorities (including, without limitation, insurance licenses from the insurance departments of the various states where the subsidiaries write insurance business (the "Insurance Licenses")) which are necessary to the conduct of their businesses; the Company and its subsidiaries have fulfilled and performed all material obligations necessary to maintain their respective Insurance Licenses, and no event or events have occurred which could reasonably be expected to result in the impairment, modification, termination or revocation of such Insurance Licenses.

                 (x) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to stock option agreements or employee benefit plans); all of the issued and outstanding shares of the common stock, no par value, of the Company (the "Common Stock") have been duly authorized and validly issued, and are fully paid and nonassessable; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and nonassessable; the Securities will conform to the provisions of the Articles of Incorporation of the Company, as amended on the Closing Date (the "Amended Articles of Incorporation") related thereto; the relative rights, preferences, interests and powers of the Securities will be as set forth in the Amended Articles of Incorporation, and all such provisions will be valid under the Indiana Business Corporation Law; the Securities and the Common Stock into which the Securities are convertible or for which the Securities may be redeemed conform to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other similar rights.

                  (xi) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the

Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or in violation of any applicable law, administrative regulation or administrative or court order or decree, which violation or default would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and the execution, delivery and performance of this Agreement and the Pricing Agreement, and the consummation of the transactions contemplated herein and therein, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for a conflict, breach, default, lien, charge or encumbrance which would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, administrative regulation or administrative or court decree.

                 (xii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign (including, without limitation, any proceeding to revoke or deny renewal of any Insurance Licenses), now pending, or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus, or which is reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, or which could be reasonably likely to materially and adversely affect a material portion of the properties or assets thereof or which is reasonably likely to materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business of the Company or any of its subsidiaries, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement, or to be incorporated by reference therein, by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, which have not been so filed or incorporated by reference.

                (xiii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Securities hereunder, or the issuance of the Common Stock upon conversion or redemption of the Securities, or the consummation by the Company of any other transactions contemplated hereby, except such as have been obtained and made under the federal securities laws or state insurance laws and such as may be required under state or foreign securities laws.

                 (xiv) The shares of Common Stock issuable upon conversion or at redemption of the Securities have been duly and validly authorized and reserved for issuance upon such conversion or redemption; such shares, when issued and delivered upon such conversion or redemption in the manner provided for in the Amended Articles of Incorporation governing the Securities, will be duly authorized, validly issued, fully paid and nonassessable and free of any lien or adverse claim; and the issuance of such shares upon such conversion or redemption will not be subject to preemptive or other similar rights.

                  (xv) The Securities and the Common Stock issuable upon conversion or at redemption of the Securities conform in all material respects to the respective statements relating thereto contained in the Prospectus and the Registration Statement.

                 (xvi) There are no holders of securities of the Company with currently exercisable registration rights to have any securities registered as part of the Registration Statement or included in the offering contemplated by this Agreement.

                (xvii) No order preventing or suspending the use of any preliminary prospectus with respect to the Securities has been issued and no proceedings for that purpose are pending, threatened, or, to the knowledge of the Company, contemplated by the Commission; to the knowledge of the Company, no order suspending the offering of the Securities in any jurisdiction designated by the Underwriters pursuant to Section 3(f) of this Agreement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been instituted or threatened or are contemplated, and any request of the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) has been complied with.

               (xviii) The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Pricing Agreement and the Company has full corporate power and authority to issue, sell and deliver the Securities.

               (xix) The Company has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in manipulation of the price of the Securities or the Common Stock.

               (xx) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (b) Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         Section 2.  Sale and Delivery to Underwriters; Closing.

         (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter severally, and not jointly, and each Underwriter agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                  (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price per Security, the dividend rate, the call price (including related premium) payable upon redemption, in each case, in respect of each Security, and the purchase price per Security to be paid by the several Underwriters for the Securities (collectively, the "Pricing Terms") have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                  (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per

          Security to be paid by the several Underwriters shall be an amount equal to the initial public offering price per Security, less an amount per Security to be determined by agreement between the Underwriters and the Company. The Pricing Terms likewise shall be determined by agreement between the Underwriters and the Company. The Pricing Terms, when so determined, shall be set forth in the Pricing Agreement. In the event that such Pricing Terms have not been agreed upon and the Pricing Agreement has not been executed and delivered by the parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Underwriters.

          (b) In addition, on the basis of the representations
     and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from it up to an additional 570,000 shares of the Securities at the price per share set forth in the Pricing Agreement. The option hereby granted will expire automatically at the close of business on the 30th calendar day after (i) later of the date the Registration Statement and any Rule 462(b) Registration Statement becomes effective, if the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, or (ii) the Representation Date, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters but shall not be later than seven full business days after the exercise of such option, nor in any event before the Closing Time, as hereinafter defined, unless otherwise agreed upon by the Underwriters and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Delivery of certificates for the Initial Securities shall be made at the offices of the Underwriters in New York, and payment of the purchase price for the Initial Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019 or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 a.m. (New York time) on the third business day after the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the third full business day after execution of the Pricing Agreement (or, if pricing of the Securities occurs after 4:30 p.m. Eastern time, on the fourth full business day thereafter)), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Time"). In addition, if the Underwriters purchase any or all of the Option Securities, payment of the purchase price and delivery of certificates for such Option Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P. set forth above, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the relevant notice from the Underwriters to the Company. Payment for the Securities purchased by the Underwriters shall be made to the Company by certified or official bank check or checks, drawn in New York Clearing House funds or similar next day funds, payable to the order of the Company, against delivery to the respective accounts of the Underwriters of certificates for the Securities to be purchased by it. Certificates for the Initial Securities and the Option Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least two full business days before the Closing Time or any Date of Delivery, as the case may be. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters no later than 10:00 a.m. (New York City time) on the last business day prior to the Closing Time or the Date of Delivery, as the case may be.

         Section 3.  Covenants of the Company.

         The Company covenants with each Underwriter as follows:

         (a) The Company will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations if and as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information,
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (v) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities or the Common Stock issuable upon conversion or redemption of the Securities under state securities or Blue Sky laws or the initiation of any proceedings for that purpose. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will give the  Underwriters  notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (including any revised prospectus or Term Sheet and preliminary prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus or Term Sheet and preliminary prospectus is required to be filed pursuant to Rule 424(b) under the 1933 Act Regulations), whether pursuant to the 1933 Act, the 1934 Act or otherwise; will furnish the Underwriters with copies of any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file or use any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision to which the Underwriters or counsel for the Underwriters shall object.

         (c) The Company will deliver to the Underwriters and to counsel to the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Underwriters reasonably may request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, from time to time without charge during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter reasonably may request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters as many copies of such amendment or supplement as the Underwriters may request.

         (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities and the Common Stock issuable upon conversion and redemption of the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate (with a good faith intent at that time to offer or sell any such securities in such jurisdiction); provided, however, that the Company shall not be obligated to qualify as a foreign corporation or to execute a general consent as to service of process in any jurisdiction in which it is not so qualified or to make any undertakings with respect to the conduct of its business therein. In each jurisdiction in which the Securities or such shares of Common Stock have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Securities and such Common Stock.

       (g) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act (in form and in a manner complying with the provisions of Rule 158 under the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A or Rule 434 under the 1933 Act Regulations, then promptly following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A or Rule 434 and Rule 424(b) under the 1933 Act Regulations, copies of an amended Prospectus, or Term Sheet, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

         (j) If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act

Regulations by the earlier of (i) 10:00 p.m. Eastern time on the date of the Pricing Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

         (k) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will promptly file all documents required to be filed with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act of which the Underwriters shall have previously been advised and previously furnished a copy, and with respect to which the Company shall endeavor in good faith to provide the Underwriters or the Underwriters' counsel with an opportunity to comment.

         (l) For a period of one year after the Closing Time, the Company will furnish to the Underwriters copies of all reports and communications delivered to the Company's stockholders or to holders of the Securities as a class and will also furnish copies of all reports (including exhibits) filed with the Commission on Forms 8-K, 10-Q and 10-K, and all other reports and information furnished to its stockholders generally, not later than the time such reports are first furnished to such holders generally.

         (m) During a period commencing on the date hereof and ending 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Common Stock or any securities similar to the Securities or any security convertible into or exchangeable or exercisable for any Common Stock or any such similar securities; provided, however, that such restriction shall not affect the ability of the Company to take any such action (i) as a consequence of obligations under securities outstanding prior to the date of the Prospectus,
(ii) in connection with any employee benefit or incentive plan of the Company or its subsidiaries, or (iii) in connection with the offering of the Securities made in connection with the Prospectus.

         (n) The Company will use its best efforts to effect the listing of the Securities and the shares of Common Stock issuable upon conversion or redemption on the New York Stock Exchange and to cause the Securities to be registered under the 1934 Act.

         (o) The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy any obligations to issue shares of Common Stock upon conversion or redemption of all of the Securities outstanding from time to time.

         (p) The Company will supply the Underwriters with copies of all correspondence to and from, and all documents delivered to and by, the Commission in connection with the registration of the Securities under the 1933 Act.

         (q) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities, without the prior written consent of the Underwriters unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law.

         (r) The Company will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in manipulation of the price of the Securities or the Common Stock.

         Section 4.  Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Pricing Agreement, including, without limitation, expenses related to the following, if incurred: (i) the preparation, delivery, printing and filing of the Registration Statement and Prospectus as originally filed (including financial statements and exhibits) and of each amendment thereto; (ii) the printing and delivery to the Underwriters of this Agreement, the Pricing Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars); (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion or redemption of the Securities under securities laws in accordance with the provisions of Section 3(f), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any amendment thereto; (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, any Term Sheet and of the Prospectus and any amendments or supplements thereto; (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey; (viii) any fees payable in connection with the rating of the Securities by nationally recognized statistical rating organizations; (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities; (x) any fees payable to the Commission; and (xi) the fees and expenses incurred in connection with the listing on the New York Stock Exchange of the Securities and the shares of Common Stock issuable upon conversion or redemption of the Securities.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters.

         Section 5.  Conditions of Underwriters' Obligations.

         The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

         (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, and on the date hereof and at the Closing Time and any Date of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

         (b) At the Closing Time the Underwriters shall have received:

                  (1) The favorable opinion, dated as of the Closing Time, of Lawrence W. Inlow, Executive Vice President, Secretary and

         General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                             (i) The Company has been duly  incorporated  and is
                  validly existing as a corporation under the laws of the State of Indiana; and the Company has the corporate power under the laws of the State of Indiana and under its charter to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus or in the Company's Annual Report filed on Form 10-K for the year ended December 31, 1994.

                            (ii) The  Securities  delivered at the Closing Time,
                  and all other outstanding securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable; the Common Stock and the Securities are each registered under the 1934 Act, and the Securities and the Common Stock issuable upon conversion or redemption of the Securities at the Closing Time have been authorized for listing on the NYSE, upon official notice of issuance.

                           (iii) The issuance of the  Securities  is not subject
                  to preemptive or other similar rights arising by law.

                            (iv)  The  shares  of  Common  Stock  issuable  upon
                  conversion or redemption of the Securities have been duly authorized and validly reserved for issuance upon such conversion or redemption, and such shares, when issued and delivered upon such conversion or redemption in the manner provided in the Amended Articles of Incorporation, will be validly issued, fully paid and nonassessable and the issuance of such shares upon such conversion or redemption will not be subject to preemptive or other similar rights arising by law.

                             (v)  The   Purchase   Agreement   and  the  Pricing
                  Agreement have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms (except
                  (1) as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally and except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (2) that no opinion is given as to the enforceability of the indemnity and contribution provisions under the Purchase Agreement and the Pricing Agreement).

                            (vi) The  Securities and the Common Stock conform in
                  all material respects to the descriptions thereof contained in the Prospectus and the Registration Statement.

                           (vii) The forms of certificates  used to evidence the
                  Securities and the Common Stock comply with all applicable statutory requirements, with any applicable requirements of the Company's Amended Articles of Incorporation and by-laws, and with the requirements of the New York Stock Exchange.

                          (viii) Each subsidiary has been duly  incorporated and
                  is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration
                  Statement and the Prospectus or in the Company's Annual Report filed on Form 10-K for the year ended December 31, 1994. Nothing has come to the attention of such counsel to lead such counsel to believe that any subsidiary is not duly qualified as a foreign corporation to transact business or is not in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable, and all such shares are owned by the Company or by a subsidiary of the Company, except as set forth in a letter previously delivered by the Company to you.

                            (ix) The Registration Statement,  including any Rule
                  462(b) Registration Statement, is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated, to such counsel's best knowledge, or threatened by the Commission.

                             (x) The Registration Statement,  including any Rule
                  462(b) Registration Statement, each of the incorporated documents and the Prospectus, and each amendment or supplement thereto (other than the financial statements or other financial information or statistical data included therein and each Trustee's Statement of Eligibility on Form T-1, as to which no opinion need be rendered), as of their respective effective or issue dates, or when amended, as appropriate, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act and the Rules and Regulations thereunder.

                            (xi) Each  document  filed  pursuant to the 1934 Act
                  and incorporated by reference in the Prospectus, at the time it was filed or last amended (other than financial statements or other financial information or statistical data included therein, as to which no opinion need be rendered), complied as to form in all material respects to the requirements of the 1934 Act and the 1934 Regulations.

                           (xii) The information in the Prospectus under the caption "Description of PRIDES", to the extent that such information involves matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, is correct in all material respects.

                          (xiii) No  authorization,  approval  or consent of any
                  court or governmental authority or agency is necessary in connection with the issuance and sale of the Securities hereunder or the issuance of the Common Stock upon conversion or redemption of the Securities or the consummation by the Company of any other transactions contemplated hereby, except such as have been obtained and made under the federal securities laws or state insurance laws and such as may be required under the state or foreign securities laws.

                           (xiv) To the best  knowledge of such  counsel,  there
                  are no statutes or regulations required to be described or incorporated by reference in the Registration Statement which are not described or incorporated by reference as required and there are no legal or governmental proceedings pending or threatened which are required to be disclosed or incorporated by reference in the Registration Statement, other than those disclosed or incorporated by reference therein.

                            (xv) To the best  knowledge of such  counsel,  there
                  are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to or incorporated by reference in the Registration Statement or to be filed as exhibits thereto other than those described or referred to or incorporated by reference therein or filed as exhibits thereto; the descriptions thereof or references thereto are true and correct in all material respects and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or incorporated by reference or filed, which default would reasonably be expected to have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

                           (xvi) The issuance and delivery of the Securities and
                  the Common Stock issuable upon conversion or redemption of the Securities, the execution and delivery of the Purchase Agreement and the Pricing Agreement and the consummation of the transactions contemplated therein, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement (except the Credit Agreement, dated as of August 31, 1995 by and among the Company, the financial institutions who are or from time to time become party thereto, The Chase Manhattan Bank, N.A., First Union National Bank of North Carolina, the Managing Bank named therein and the Bank of America National Trust and Savings Association, as to which a waiver has been obtained), note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for a conflict, breach, default, lien, charge or encumbrance which would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any material applicable law, administrative regulation or administrative or court decree.
                                      -22-

                          (xvii)  The  Company  and its  subsidiaries  hold  all
                  material   licenses,   certificates   and  permits   from  all
                  governmental authorities (including, without limitation, the Insurance Licenses) which are necessary to the conduct of their businesses; the Company and its subsidiaries have fulfilled and performed all material obligations necessary to maintain their respective Insurance Licenses, and no event or events have occurred which could reasonably be expected to result in the material impairment, modification, termination or revocation of such Insurance Licenses.

                         (xviii) The Company is not an  "investment  company" or
                  an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any information provided pursuant to Rule 430A or Rule 434 (except for financial statements or other financial information or statistical data included or incorporated by reference therein, as to which such counsel need express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the Representation Date (except for financial statements and other financial data included or incorporated by reference therein as to which such counsel need express no belief), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (2) The favorable opinion, dated as of the Closing Time, of Krieg, DeVault, Alexander & Capehart, special counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) All consents and waivers  required in  connection
                  with the issuance and delivery of the Securities and the Common Stock issuable upon conversion or redemption of the
                  Securities, the execution and delivery of the Purchase Agreement and the Pricing Agreement and the consummation of the transactions contemplated therein under the Credit Agreement, dated as of August 31, 1995, by and among the Company, the financial institutions who are or from time to time become party thereto, The Chase Manhattan Bank, N.A., First Union National Bank of North Carolina, the Managing Bank named therein and the Bank of America National Trust and Savings Association, have been obtained.

                           (ii) The statements in the Prospectus under the caption "Certain Federal Income Tax Considerations" have been reviewed by such counsel and, insofar as they constitute legal conclusions or matters of law, fairly summarize the matters referred to therein.

         Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any information provided pursuant to Rule 430A or Rule 434 (except for financial statements or other financial information or statistical data included or incorporated by reference therein, as to which such counsel need express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the Representation Date (except for financial statements and other financial data included or incorporated by reference therein as to which such counsel need express no belief), at the Representation Date (unless the term
         "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (3) The favorable opinion, dated as of the Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P., may rely as to matters governed by the laws of the State of Indiana upon the opinion referred to in subsection (b)(1) above.

         (c) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, other than as stated or contemplated in the Registration Statement or the Prospectus, any material adverse change or any development which would reasonably be expected to result in any prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the president or a vice president of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there has been no downgrading in the rating assigned to any outstanding securities of the Company by any nationally recognized securities rating agency, and no such securities rating agency has publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's outstanding securities, (iii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of each such officer's knowledge and information, no proceedings for that purpose have been initiated or threatened by the Commission.

         (d) At the time of the execution of this Agreement, the Representatives shall have received from Coopers & Lybrand a letter, dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and covered by their opinions therein comply with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial information of the Company and its subsidiaries included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, or (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any increase in consolidated long-term debt or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total assets or shareholders' equity, as compared with amounts shown on the latest balance sheet included in the Prospectus, or (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated premiums (including annuity deposits) collected, net investment income, total revenues, earnings applicable to common stock or net income per fully diluted common share except, in all cases set forth in this clause (iii), for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; (iv) they have examined the statutory financial statements of each of the Company's insurance subsidiaries, from which certain ratios and other statistical data contained in the Registration Statement have been derived, and in their opinion such statements, with respect to each insurance subsidiary, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the appropriate Insurance Department of the state of domicile of such subsidiary, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as disclosed therein; and (v) in addition to the examination referred to in their opinions and the limited procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages, ratios and financial information that has been derived from the accounting and financial records of the
                                      -26-

Company that are subject to internal  accounting  controls  which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages, ratios and financial information to be in agreement with the relevant accounting and financial records of the Company and its subsidiaries identified in such letter.

         (e) At the Closing Time, the Underwriters shall have received from Coopers & Lybrand a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(d) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time and, if the Company has elected to rely on Rule 430A under the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of subsection (d) of this Section with respect to certain amounts, percentages and financial information specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

         (f) At the Closing Time, the Securities and the Common Stock issuable upon conversion or redemption of the Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

         (g) At the Closing Time, and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require with respect to unforeseen materially changed circumstances since the date of this Agreement for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (h) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (i) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of,
                                      -27-
and as if made on, each Date of Delivery, and at the relevant
Date of Delivery, the Underwriters shall have received:

                  (1) A certificate, dated such Date of Delivery, of the president or a vice president of the Company and the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof is true and correct as of, and as if made on, such Date of Delivery.

                  (2) The favorable opinion of Lawrence W. Inlow, Executive Vice President, Secretary and General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

                  (3) The favorable opinion of Krieg DeVault Alexander & Capehart, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

                  (4) The favorable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(3) hereof.

                  (5) A letter from Coopers & Lybrand in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(5) shall be a date not more than five days prior to such Date of Delivery.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

         Section 6.  Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430(A) Information or Rule 434 Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                   (ii) against any and all loss,  liability,  claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that (A) the foregoing indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration
Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and (B) the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling any Underwriter, if the Company shall sustain the burden of proving that a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to such person if such is required by law at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, and the Company has complied with its obligations under Section 3(d) hereof.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement or any action or claim effected without its consent, which consent shall not be unreasonably withheld.

         Section 7.  Contribution.

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering of the Securities as set forth on such cover.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         Section 8. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities to the Underwriters.

         Section 9.  Termination of Agreement.

         (a) The Representatives may terminate this Agreement and the Pricing Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement (except as otherwise stated or contemplated therein at the date of the Pricing Agreement), any material adverse change or any development which could reasonably be expected to result in a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or other calamity or crisis, or any material worsening thereof, or any change or development involving a prospective change in national or international political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock or any other security of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges of prices for securities have been required, by either of said Exchanges or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by Federal, Indiana or New York authorities.

         (b) If this Agreement and the Pricing Agreement are terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided, further, that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

         Section 10.  Default by One or More of the Underwriters.

         If one or more of the Underwriters shall fail at Closing Time to purchase the Initial Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Initial Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         Section 11.  Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch & Co., 5500 Sears Tower, Chicago, Illinois 60606, Attention: Robert S. Whitelaw, Managing Director, with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019-5389, Attention: Michael Groll, Esq.; notices to the Company shall be directed to it at 11825 North Pennsylvania Street, Carmel, Indiana 46032,
Attention: Lawrence W. Inlow, Esq., with a copy to Krieg, Devault, Alexander & Capehart, special counsel to the Company, at 2800 One Indiana Square, Indianapolis, Indiana 46204, Attention: Timothy M. Harden, Esq.

         Section 12.  Parties.

         This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
         Section 13.  Governing Law and Time.

         This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York City time.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                                Very truly yours,

                                                CONSECO, INC.


                                                By /s/ Lawrence W. Inlow
                                                   ---------------------
                                                Name: Lawrence W. Inlow
                                                Title:Executive Vice President
                                                        and General Counsel


CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED
DEAN WITTER REYNOLDS INC.
SALOMON BROTHERS INC

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                         INCORPORATED

By:  /s/ Ethan Stanbler
     -------------------
     Name: Ethan Stanbler
     Title:Attorney-in-fact

For themselves and as Representatives
of the other Underwriters named in
Schedule A hereto


                                                    SCHEDULE A


                                                               Number of
                                                               Shares of
                                                               PRIDES to be
         Name                                                   Purchased
         ----                                                  ------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated . . . . . . . . .                     1,220,000

Dean Witter Reynolds Inc.  . . . . . . . .                     1,220,000

Salomon Brothers Inc . . . . . . . . . . .                     1,220,000

Fox-Pitt, Kelton Inc. . . . . . . . . . .                         50,000

Ladenburg, Thalmann & Co. Inc. . . . . . .                        50,000

Forum Capital Markets L.P. . . . . . . . .                        20,000

Parallax Group, Inc. . . . . . . . . . . .                        20,000
                                                               ---------

         Total..............................                   3,800,000
                                                               =========

                                                                      EXHIBIT A

                                3,800,000 Shares

                                  CONSECO, INC.
                            (an Indiana corporation)

                 Preferred Redeemable Increased Dividend Equity
          Securities (SM), 7% PRIDES (SM), Convertible Preferred Stock

                  (Stated Liquidation Value $61.125 Per Share)


                                PRICING AGREEMENT


                                                               January 17, 1996
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
DEAN WITTER REYNOLDS INC.
SALOMON BROTHERS INC
         As Representatives of the
         Underwriters named in the
         within-mentioned
         Purchase Agreement
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated
         5500 Sears Tower
         Chicago, Illinois  60606

Dear Sirs:

                  Reference is made to the Purchase Agreement dated January 17, 1996 (the "Purchase Agreement") relating to the purchase by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc. and Salomon Brothers Inc, as representatives of the Underwriters named in Schedule A thereto (the "Underwriters"), of the above shares of Preferred Redeemable Increased Dividend Equity Securities (SM), 7% PRIDES (SM),
Convertible Preferred Stock (the "Securities"), of Conseco, Inc., an Indiana corporation (the "Company").

                  Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

                  1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $61.125 per share, plus all accrued and unpaid dividends, if any, from the date of original issue of such Securities;
         provided that the purchase price per share for any Option Securities (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Securities (as defined in the Purchase Agreement) but not payable on the Option Securities.

                  2. The annual dividend payable in respect of the Securities shall be $4.279 per share.

                  3. The purchase price per share for the Securities to be paid by the several Underwriters shall be $59.295, being an amount equal to the initial public offering price set forth above less $1.83 per share.

                  4.       The Mandatory Conversion Date shall be February 1,
         2000.

                  5. The Call Price per share for the Securities shall be the sum of (i) $62.195 on and after February 1, 1999, to and including April 30, 1999, $61.928 on and after May 1, 1999, to and including July 31, 1999, $61.660 on and after August 1, 1999, to and including October 31, 1999, and $61.393 on and after November 1, 1999, to and including December 31, 1999, and $61.125 on and after January 1, 2000, to and including February 1, 2000, and (ii) all accrued and unpaid dividends thereon to but not including the date fixed for redemption (other than previously paid dividends payable to a holder of record as of a prior date).

                  6.       The Optional Conversion Rate shall be .855.

                  7. The redemption rate per share of the Securities shall be the greater of (i) the number of share(s) of Common Stock equal to the applicable Call Price in effect on the redemption date divided by the Current Market Price, as defined in the Prospectus (as defined in the Purchase Agreement), of the Common Stock, determined as of the second trading day immediately preceding the Notice Date (as defined in the Prospectus) or (ii) .855 of a share of Common Stock, subject to adjustment as described in the Prospectus.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                Very truly yours,

                                                CONSECO, INC.


                                                By /s/ Lawrence W. Inlow
                                                   ---------------------
                                                Name: Lawrence W. Inlow
                                                Title:Executive Vice President
                                                        and General Counsel

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED
DEAN WITTER REYNOLDS INC.
SALOMON BROTHERS INC

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                         INCORPORATED

By:  /s/ Ethan Stanbler
     -------------------
     Name: Ethan Stanbler
     Title:Attorney-in-fact

For themselves and as Representatives
of the other Underwriters named in
the Purchase Agreement



                                      A-3